Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-3 No. 333-205420) of EPIRUS Biopharmaceuticals, Inc.,

(2)  Registration Statement (Form S-8 No. 333-205418) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of EPIRUS Biopharmaceuticals, Inc.,

(3)  Registration Statement (Form S-8 No. 333-166118) pertaining to the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated,

(4)  Registration Statement (Form S-8 No. 333-131619) pertaining to the 2000 Stock Option Plan, as amended and the 2004 Incentive plan of CombinatoRx, Incorporated,

(5)  Registration Statement (Form S-8 No. 333-135356) pertaining to the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated,

(6)  Registration Statement (Form S-8 No. 333-147745) pertaining to the Nonqualified Deferred Compensation Plan of CombinatoRx, Incorporated, and

(7)  Registration Statement (Form S-8 No. 333-198053) pertaining to the Zalicus Inc. Amended and Restated 2004 Incentive Plan and the Fourteen22, Inc. 2011 Equity Incentive Plan (As Amended) of EPIRUS Biopharmaceuticals, Inc.;

of our reports dated March 28, 2016, with respect to the consolidated financial statements of EPIRUS Biopharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of EPIRUS Biopharmaceuticals, Inc. included in this Annual Report (Form 10-K) of EPIRUS Biopharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 28, 2016